Exhibit 4.1                                                      EXECUTION COPY

===============================================================================

                                   INDENTURE



                          DATED AS OF AUGUST 12, 1999



                                     AMONG



                        WORLDWIDE FLIGHT SERVICES, INC.,
                                    ISSUER,



                        WORLDWIDE FLIGHT FINANCE COMPANY
                 WORLDWIDE FLIGHT SECURITY SERVICE CORPORATION
         MIAMI INTERNATIONAL AIRPORT CARGO FACILITIES & SERVICES, INC.
                          MIAMI AIRCRAFT SUPPORT, INC.
                     INTERNATIONAL ENTERPRISES GROUP, INC.,
                                 AS GUARANTORS



                                      AND



                             THE BANK OF NEW YORK,
                                   AS TRUSTEE



                               ------------------

                               UP TO $300,000,000



                    12 1/4% SENIOR NOTES DUE 2007, SERIES A

                    12 1/4% SENIOR NOTES DUE 2007, SERIES B


===============================================================================

                             CROSS-REFERENCE TABLE

 TRUST INDENTURE                                                                                      INDENTURE
  ACT SECTION                                                                                          SECTION
  -----------                                                                                          -------

Section 310(a)................................................................................     7.03; 7.10; 13.01
           (b)................................................................................     7.03; 7.10; 13.01;
Section 13.02
           (c)................................................................................     7.03; 13.01
Section 311(a)................................................................................     7.11; 13.01
           (b)................................................................................     7.11; 13.01
           (c)................................................................................     13.01
Section 312(a)................................................................................     13.01
           (b)................................................................................     13.01; 13.03
           (c)................................................................................     13.01; 13.03
Section 313(a)................................................................................     7.06; 13.01
           (b)(1).............................................................................     13.01
           (b)(2).............................................................................     7.06; 7.07; 13.01
           (c)................................................................................     7.06; 13.01; 13.02
           (d)................................................................................     7.06; 13.01
Section 314(a)................................................................................     13.01; 13.02
           (b)................................................................................     13.01
           (c)................................................................................     13.01
           (d)................................................................................     13.01
           (e)................................................................................     13.01
           (f)................................................................................     13.01
Section 315(a)................................................................................     13.01
           (b)................................................................................     13.01; 13.02
           (c)................................................................................     13.01
           (d)................................................................................     13.01
           (e)................................................................................     13.01
Section 316(a)(1)(A)..........................................................................     6.05; 13.01
           (a)(1)(B)..........................................................................     13.01
           (a)(2).............................................................................     13.01
           (b)................................................................................     13.01
           (c)................................................................................     13.01
Section 317 ..................................................................................     13.01


-----------------

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
ARTICLE ONE  DEFINITIONS AND INCORPORATION BY REFERENCE...................................................     1
   SECTION 1.01       Definitions.........................................................................     1
   SECTION 1.02       Incorporation by Reference of Trust Indenture Act...................................    22
   SECTION 1.03       Rules of Construction...............................................................    22

ARTICLE TWO  THE SECURITIES...............................................................................    22
   SECTION 2.01       Form and Dating.....................................................................    22
   SECTION 2.02       Execution and Authentication........................................................    23
   SECTION 2.03       Registrar and Paying Agent..........................................................    24
   SECTION 2.04       Paying Agent to Hold Assets in Trust................................................    24
   SECTION 2.05       Holder Lists........................................................................    25
   SECTION 2.06       Transfer and Exchange...............................................................    25
   SECTION 2.07       Replacement Securities..............................................................    25
   SECTION 2.08       Outstanding Securities..............................................................    26
   SECTION 2.09       Treasury Securities.................................................................    26
   SECTION 2.10       Temporary Securities................................................................    26
   SECTION 2.11       Cancellation........................................................................    26
   SECTION 2.12       Defaulted Interest..................................................................    27
   SECTION 2.13       CUSIP Number........................................................................    27
   SECTION 2.14       Deposit of Moneys...................................................................    27
   SECTION 2.15       Book-Entry Provisions for Global Securities.........................................    27
   SECTION 2.16       Registration of Transfers and Exchanges.............................................    28
   SECTION 2.17       Issuance of Additional Securities...................................................    31

ARTICLE THREE  REDEMPTION.................................................................................    32
   SECTION 3.01       Notices to Trustee..................................................................    32
   SECTION 3.02       Selection of Securities to Be Redeemed..............................................    32
   SECTION 3.03       Notice of Redemption................................................................    32
   SECTION 3.04       Effect of Notice of Redemption......................................................    33
   SECTION 3.05       Deposit of Redemption Price.........................................................    33
   SECTION 3.06       Securities Redeemed in Part.........................................................    33
   SECTION 3.07       Optional Redemption.................................................................    34

ARTICLE FOUR  COVENANTS...................................................................................    34
   SECTION 4.01       Payment of Securities...............................................................    34
   SECTION 4.02       Maintenance of Office or Agency.....................................................    34
   SECTION 4.03       Limitations on Transactions with Affiliates.........................................    35
   SECTION 4.04       Limitation on Incurrence of Additional Indebtedness and Issuance of
                      Preferred Stock.....................................................................    36
   SECTION 4.05       Limitation on Asset Sales...........................................................    37
   SECTION 4.06       Limitation on Restricted Payments...................................................    40
   SECTION 4.07       Compliance with Laws................................................................    43
   SECTION 4.08       Payment of Taxes and Other Claims...................................................    43
   SECTION 4.09       Notice of Defaults..................................................................    43
   SECTION 4.10       Maintenance of Properties and Insurance.............................................    43
   SECTION 4.11       Compliance Certificate..............................................................    44
   SECTION 4.12       Reports to Holders..................................................................    44
   SECTION 4.13       Waiver of Stay, Extension or Usury Laws.............................................    45
   SECTION 4.14       Change of Control...................................................................    45
   SECTION 4.15       Prohibition on Incurrence of Certain Types of Indebtedness..........................    46

                                                                                                             PAGE
                                                                                                             ----
   SECTION 4.16       Limitation on Dividend and Other Payment Restrictions Affecting
                      Subsidiaries........................................................................    46
   SECTION 4.17       Limitation on Liens.................................................................    48
   SECTION 4.18       Conduct of Business.................................................................    48
   SECTION 4.19       Corporate Existence.................................................................    48
   SECTION 4.20       Limitation on Sale and Leaseback Transactions.......................................    48
   SECTION 4.21       [Intentionally Omitted].............................................................    49
   SECTION 4.22       Payments for Consent................................................................    49
   SECTION 4.23       Future Subsidiary Guarantors........................................................    49

ARTICLE FIVE  MERGERS, CONSOLIDATIONS AND ASSET SALES; SUCCESSORS.........................................    49
   SECTION 5.01       Merger, Consolidation and Sale of Assets............................................    49
   SECTION 5.02       Successor Substituted...............................................................    51

ARTICLE SIX  DEFAULT AND REMEDIES.........................................................................    51
   SECTION 6.01       Events of Default...................................................................    51
   SECTION 6.02       Acceleration........................................................................    52
   SECTION 6.03       Other Remedies......................................................................    53
   SECTION 6.04       Waiver of Past Default..............................................................    53
   SECTION 6.05       Control by Majority.................................................................    53
   SECTION 6.06       Limitation on Suits.................................................................    53
   SECTION 6.07       Rights of Holders to Receive Payment................................................    54
   SECTION 6.08       Collection Suit by Trustee..........................................................    54
   SECTION 6.09       Trustee May File Proofs of Claim....................................................    54
   SECTION 6.10       Priorities..........................................................................    54
   SECTION 6.11       Undertaking for Costs...............................................................    55

ARTICLE SEVEN  TRUSTEE....................................................................................    55
   SECTION 7.01       Duties of Trustee...................................................................    55
   SECTION 7.02       Certain Rights of Trustee...........................................................    56
   SECTION 7.03       Individual Rights of Trustee........................................................    57
   SECTION 7.04       Trustee's Disclaimer................................................................    57
   SECTION 7.05       Notice of Defaults..................................................................    57
   SECTION 7.06       Reports by Trustee to the Holders...................................................    57
   SECTION 7.07       Compensation and Indemnity..........................................................    57
   SECTION 7.08       Replacement of Trustee..............................................................    58
   SECTION 7.09       Successor Trustee by Merger, Etc....................................................    59
   SECTION 7.10       Eligibility; Disqualification.......................................................    59
   SECTION 7.11       Preferential Collection of Claims Against Company...................................    59

ARTICLE EIGHT  [THIS ARTICLE HAS BEEN INTENTIONALLY OMITTED]..............................................    60

ARTICLE NINE  DISCHARGE OF INDENTURE; DEFEASANCE..........................................................    60
   SECTION 9.01       Termination of the Company's Obligations............................................    60
   SECTION 9.02       Legal Defeasance and Covenant Defeasance............................................    61
   SECTION 9.03       Conditions to Legal Defeasance or Covenant Defeasance...............................    62
   SECTION 9.04       Application of Trust Money..........................................................    63
   SECTION 9.05       Repayment to Company................................................................    63
   SECTION 9.06       Reinstatement.......................................................................    64

ARTICLE TEN  AMENDMENTS, SUPPLEMENTS AND WAIVERS..........................................................    64
   SECTION 10.01      In General..........................................................................    64
   SECTION 10.02      Without Consent of Holders..........................................................    64
   SECTION 10.03      With Majority Consent of Holders....................................................    65

                                                                                                             PAGE
                                                                                                             ----
   SECTION 10.04      Compliance with Trust Indenture Act.................................................    66
   SECTION 10.05      Revocation and Effect of Consents...................................................    66
   SECTION 10.06      Notation on or Exchange of Securities...............................................    66
   SECTION 10.07      Trustee to Sign Amendments, etc.....................................................    66

ARTICLE ELEVEN  GUARANTEE.................................................................................    67
   SECTION 11.01      Unconditional Guarantee.............................................................    67
   SECTION 11.02      Severability........................................................................    67
   SECTION 11.03      Limitation of Guarantor's Liability.................................................    67
   SECTION 11.04      Execution of Guarantee..............................................................    68
   SECTION 11.05      [Intentionally omitted].............................................................    68
   SECTION 11.06      Release of Guarantor from Subsidiary Guarantee......................................    68

ARTICLE TWELVE  [THIS ARTICLE HAS BEEN INTENTIONALLY OMITTED].............................................    68

ARTICLE THIRTEEN  MISCELLANEOUS...........................................................................    68
   SECTION 13.01      Trust Indenture Act Controls........................................................    68
   SECTION 13.02      Notices.............................................................................    69
   SECTION 13.03      Communications by Holders with Other Holders........................................    70
   SECTION 13.04      Certificate and Opinion as to Conditions Precedent..................................    70
   SECTION 13.05      Statements Required in Certificate or Opinion.......................................    70
   SECTION 13.06      Rules by Trustee, Paying Agent, Registrar...........................................    70
   SECTION 13.07      Governing Law.......................................................................    70
   SECTION 13.08      No Recourse Against Others..........................................................    71
   SECTION 13.09      Successors..........................................................................    71
   SECTION 13.10      Counterpart Originals...............................................................    71
   SECTION 13.11      Severability........................................................................    71
   SECTION 13.12      No Adverse Interpretation of Other Agreements.......................................    71
   SECTION 13.13      Legal Holidays......................................................................    71
   SECTION 13.14      No Personal Liability of Directors, Officers, Employees and Stockholders............    71
   SECTION 13.15      Table of Contents, Headings, etc....................................................    71

SIGNATURES      ..........................................................................................   S-1

EXHIBIT A       Form of Series A Security.................................................................   A-1
EXHIBIT B       Form of Series B Security.................................................................   B-1
EXHIBIT C       Form of Legend for Global Securities......................................................   C-1
EXHIBIT D       Form of Transfer Certificate..............................................................   D-1
EXHIBIT E       Form of Transfer Certificate for Institutional Accredited Investors.......................   E-1
EXHIBIT F       Form of Supplemental Indenture............................................................   F-1
EXHIBIT G       Form of Officers' Certificate.............................................................   G-1





-----------------
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE dated as of August 12, 1999, among WORLDWIDE FLIGHT SERVICES, INC., a Delaware corporation (the "Company" or "Worldwide"), as issuer, the GUARANTORS named herein and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  The Securities are being sold in connection with the acquisition by the Company of Miami Aircraft Support, Inc., a Delaware corporation ("MAS"), pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of May 28, 1999, by and among MAS Worldwide Holding Corporation ("MAS Holding"), a direct wholly owned subsidiary of the Company, Anthony Romeo and Charles Micale, the sole shareholders of MAS. The Stock Purchase Agreement provides for the acquisition (the "Acquisition") of MAS by MAS Holding.

                  The Company has executed that certain Purchase Agreement, dated as of August 5, 1999, by and among the Company, the guarantors listed therein and the Initial Purchasers (as hereinafter defined) (the "Purchase Agreement"). The Company has also executed that certain A/B Exchange Registration Rights Agreement, dated as of the date hereof, by and among the Company, the guarantors listed therein and the Initial Purchasers (the "Registration Rights Agreement").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the holders of the Securities (the "Holders"):

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01      Definitions.

                  "Acceleration Notice" see Section 6.02.

                  "Acquired Debt" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person, including, without limitation, Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Additional Securities" means, subject to the Company's compliance with Article 4, 12 1/4% Senior Notes due 2007 issued from time to time after the Issue Date up to a maximum aggregate amount of $170,000,000 (other than pursuant to Sections 2.06, 2.07, 3.06 and 4.05 of this Indenture and other than Exchange Securities issued pursuant to the Exchange Offer).

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

                  "Affiliate Transaction" see Section 4.03.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Sale" means:

         (1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets, other than sales of Cash Equivalents or inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by
                  Section 4.14 and/or Section 5.01 and not by the provisions of
                  Section 4.05; and

         (2) the issuance by any of the Company's Restricted Subsidiaries of the Equity Interests of such Restricted Subsidiary or the sale by the Company or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiaries (other than directors' qualifying shares).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (a) any single transaction or series of related transactions that: (i) involves assets having a fair market value of less than $1.0 million; or (ii) results in net proceeds to the Company and its Restricted Subsidiaries of less than $1.0 million;

                  (b) a transfer, sale, lease, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries;

                  (c) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (d)      a Restricted Payment that is permitted by Section
                           4.06;

                  (e)      a Permitted Lien;

                  (f) a sale or other disposition or abandonment of damaged, worn-out or obsolete property in the ordinary course of business;

                  (g) any sale, transfer or conveyance of Equity Interests of a Restricted Subsidiary; provided that immediately after giving effect to such sale, transfer or conveyance, if such Restricted Subsidiary would (i) no longer be a Restricted Subsidiary, the Investment of the Company (or any Restricted Subsidiary) in such Person (after giving effect to such sale, transfer or conveyance) would have been permitted to be made pursuant to Section
                           4.06 as if made on the date of such sale, transfer or conveyance or (ii) continue to be a Restricted Subsidiary, the aggregate noncash consideration received by the Company or any of its Restricted Subsidiaries in such sale, transfer or conveyance does not have a fair market value, taken together with all other noncash consideration (other than such consideration converted into cash or Cash Equivalents) received pursuant to this clause (ii), in excess of $10.0 million; provided further that as part of any such sale, transfer or conveyance pursuant to clause (i) or (ii) above (1) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale, transfer or conveyance (without giving effect to subsequent changes in value) at least equal to the fair market value of the Equity Interests sold, transferred or conveyed and (2) with regard to any such sale, transfer or conveyance involving aggregate consideration in excess of $2.5 million, the fair market value of such consideration is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee;

                  (h) sales of accounts receivable in the ordinary course of business for cash for financing purposes;

                  (i)      an Asset Swap effected in compliance with Section
                           4.05; and

                  (j) the issuance of options, warrants or other similar rights to purchase Equity Interests of a Restricted Subsidiary to any then-serving director or member of management of such Restricted Subsidiary in the ordinary course of business.

                  "Asset Sale Offer" has the meaning provided in Section
                  4.05(A).

                  "Asset Sale Offer Amount" has the meaning provided in Section 4.05(A).

                  "Asset Sale Offer Payment Date" has the meaning provided in
                  Section 4.05(B).

                  "Asset Sale Offer Trigger Date" means the 361st day after an Asset Sale.

                  "Asset Swap" means a substantially concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the terms contained in Section 4.05.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Bankruptcy Law" means Title 11, United States Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                  "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

                  "Calculation Date" has the meaning ascribed such term in the definition of "Fixed Charge Coverage Ratio" in this Section 1.01.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

         (1)      in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (i) securities issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof ("Government Obligations"); (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper and variable or fixed rate notes maturing no more than six months from the acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) federally tax exempt securities rated "A" or better by S&P or "A2" or better by Moody's; (vii) investments in money market funds with assets of $100.0 million or greater which invest substantially all their assets in securities of the types described in clauses
(i) through (vi) above; and (viii) in the case of Foreign Subsidiaries, substantially similar Cash Equivalents as those described in clauses (i), (iii) and (iv) above that are available in the local currency.

                  "Change of Control" means the occurrence of any one or more of the following:

         (1) the sale, transfer, conveyance or other disposition (other than a Lien or by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder or a Related Party of a Permitted Holder;

         (2) the adoption by holders of the Capital Stock of the Company of a plan for the liquidation or dissolution of the Company;

         (3) prior to the first Public Equity Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Permitted Holders and their Related Parties are the Beneficial Owners, directly or indirectly, of less than 51% of the total voting power of the Voting Stock of the Company;

         (4) after the first Public Equity Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Permitted Holders and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Company; or

         (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Change of Control Offer" has the meaning provided in Section 4.14(a).

                  "Change of Control Payment Date" has the meaning provided in
Section 4.14(b).

                  "Company" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

         (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and commitment and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

         (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

         (4) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

                  Notwithstanding the preceding sentence, clauses (1) and (3) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that Net Income of such Restricted Subsidiary was or would have been included in calculating the Consolidated Net Income of such Person.

                  "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

         (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except to the extent of dividends or distributions paid in accordance therewith;

         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (it being understood, however, that the acquisition of such Person may still be considered for purposes of calculating the Fixed Charge Coverage Ratio in accordance with the terms of the definition thereof); and

         (4) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Worth" means, with respect to any Person as of any date the consolidated stockholders' equity of such Person and its consolidated Subsidiaries as of such date, less (without duplication) amounts attributable to Disqualified Stock of such Person.

                  "Consolidated Revenue" means, with respect to any specified Person for any period, the aggregate revenue of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

         (1) was a member of such Board of Directors on the Issue Date (together with individuals whose nomination for election to the Board of Directors is or was recommended by Castle Harlan, Inc.); or

         (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, except that, with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

                  "Covenant Defeasance" has the meaning provided in Section 9.02(c).

                  "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, including, without limitation, the Senior Secured Credit Facility, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time under existing or new Credit Facilities.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Depositary" means, with respect to the Securities issued in the form of one or more Global Securities, DTC or another Person designated as Depositary by the Company, or a successor of the foregoing, which must be a clearing agency registered under the Exchange Act.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the repurchase of all Notes as may be required pursuant to the provisions contained in Sections 4.05 and 4.14 below.

                  "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Excess Proceeds" has the meaning provided in Section
4.05(A).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

                  "Exchange Securities" means the 12 1/4% Senior Notes due 2007, Series B of the Company and warrants to purchase 74,750 shares of Holdings, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

                  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

                  "Final Maturity Date" means August 15, 2007.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

         (2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such interest is actually paid by such Person or one of its Restricted Subsidiaries or such Lien is foreclosed upon; plus

         (3) the product of (a) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, repayment or redemption of Indebtedness (and the application of the proceeds thereof), or such issuance or redemption of preferred stock or Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

                  For the purpose of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of consolidated interest expense associated with any Indebtedness incurred in connection therewith, or any other calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate for the period had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness).

                  "Foreign Borrowing Base" means, as of any date, an amount equal to:

         (1) 85% of the face amount of all accounts receivable (net of bad debt reserves) owned by the Company's Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date, calculated on a consolidated basis and in accordance with GAAP; plus

         (2) 50% of the orderly liquidation value of all property, plant and equipment owned by the Company's Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date; provided that such liquidation value shall be determined by an appraisal of such property, plant and equipment conducted by an independent appraisal firm of national standing.

                  "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Global Securities" means one or more Reg. S Global Securities and 144A Global Securities.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not less than one year from the date of investment.

                  "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Guarantee" means the guarantee of the Obligations of the Company with respect to the Securities by each Guarantor pursuant to the terms of this Indenture, a form of which is attached hereto as part of Exhibit A and Exhibit B.

                  "Guarantors" means each of:

         (1) the Company's Domestic Subsidiaries other than Non-Guarantor Subsidiaries; and

         (2)      any other subsidiary that executes a Subsidiary Guarantee;

and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

         (1) foreign currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                  "Holder" means the registered holder of any Security.

                  "MAS Holding" means WFS Holdings, Inc., a Delaware corporation.

                  "incur" has the meaning provided in Section 4.04.

                  "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, without duplication:

         (1)      in respect of borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3)      in respect of banker's acceptances;

         (4)      representing Capital Lease Obligations;

         (5) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (6)      representing any Hedging Obligations,

if and to the extent any of the preceding items (other than reimbursement obligations with regard to letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness referred to in clauses (1) through (6) above of other Persons secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), the amount of such Indebtedness being deemed to be the lesser of the fair market value of such property or asset and the amount of the obligation so secured, and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person to the extent of such Guarantee of such Indebtedness provided by such Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Purchasers" means, collectively, Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities, Inc., each an "Initial Purchaser."

                  "Initial Securities" means the 12 1/4% Senior Notes due 2007, Series A, of the Company and warrants to purchase 74,750 shares of common stock of Holdings.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date" means each semiannual interest payment date on February 15 and August 15 of each year, commencing February 15, 2000.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP but excluding extensions of trade credit in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of
Section 4.06.

                  "Issue Date" means August 12, 1999, the date of first issuance of the Securities.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Liquidated Damages" has the meaning provided in the Registration Rights Agreement.

                  "Management Agreement" means the management agreement dated March 31, 1999, by and between Castle Harlan, Inc. and the Company, as amended as of the Issue Date.

                  "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however (without duplication):

         (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with:
                  (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

         (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

                  "Net Proceeds" means the aggregate cash or Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents (other than interest) received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of fees, commissions, expenses and other direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales or brokerage commissions, and any relocation expenses and severance costs incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness in respect of a Credit Facility or any other Indebtedness secured by a Lien, as a result of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale, any reserve for adjustment in respect of the sale price of such assets established in accordance with GAAP and any reserves in accordance with GAAP against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Non-Guarantor Subsidiary" has the meaning provided in
Section 4.23.

                  "Non-Recourse Debt" means Indebtedness: (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender or (2) pursuant to which the lender has no recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                  "Obligations" means any principal, interest, penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities or amounts payable under the documentation governing any Indebtedness.

                  "Offering" means the offer and sale of the Units, each consisting of $1,000 principal amount of Notes and one warrant to purchase
0.575 of a share of common stock of Holdings, pursuant to the Offering
Memorandum.

                  "Offering Memorandum" means the offering memorandum dated August 5, 1999, relating to the Offering.

                  "Officer" of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases), the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person.

                  "Officers' Certificate" of any Person means a certificate signed on behalf of such Person or the general partner, in the case of a limited partnership, or member, in the case of a limited liability company, of such Person by an Officer of such Person, that meets the requirements set forth in Sections 13.04 and 13.05 of this Indenture.

                  "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Company. The counsel may be an employee of or counsel to the Company.

                  "Participant" has the meaning set forth in Section 2.15(a).

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Payment Default" has the meaning provided in Section 6.01(v)(a).

                  "Permitted Business" means the coordination, provision and supervision of ground services to the aviation industry including, without limitation, cargo services, ramp services, passenger services and technical and industry services, and any business which is the same as or related, ancillary or complementary thereto.

                  "Permitted Holder" means (a) Castle Harlan Partners III, L.P., a Delaware limited partnership ("CHP III"), any Person controlling, controlled by, or under common control with, CHP III and any managed account controlled by, or under common control with CHP III, (b) Castle Harlan, Inc., a Delaware corporation, and (c) employees, management and directors of any of the foregoing, and any trust or individual retirement account for the benefit of any such employees, management or directors, or members of their immediate families and any Person controlled by any such employee, manager or director.

                  "Permitted Indebtedness" means, so long as no Default shall have occurred and be continuing or would occur or be continuing immediately after giving effect thereto, the incurrence of any of the following:

         (1) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the sum of (A) (1) $75.0 million less (2) (without duplication) the aggregate amount applied by the Company or any of its Subsidiaries since the Issue Date to repay Indebtedness under a Credit Facility as a result of asset dispositions which are required by this Indenture to be accompanied by a corresponding permanent commitment reduction, plus (B) additional Indebtedness incurred under one or more Credit Facilities in an aggregate amount not exceeding in the aggregate the amount of Indebtedness that is permitted to be incurred, but has not been incurred, under clauses (4) and (10) of this definition;

         (2) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

         (3) the incurrence by the Company and (through the making of the Subsidiary Guarantees) of the Guarantors of Indebtedness represented by the Notes in an aggregate principal amount of $130.0 million at any time outstanding;

         (4) (a) Acquired Debt of the Company and its Restricted Subsidiaries and (b) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary; provided that the aggregate principal amount at any time outstanding of all Indebtedness outstanding under clauses (a) and (b) after giving effect to such incurrence does not exceed $10.0 million (reduced by the aggregate amount of additional Indebtedness incurred under one or more Credit Facilities then in effect that represents such additional Indebtedness under the immediately preceding clause (1)(B)) (it being understood that any Indebtedness incurred under this clause (4) shall, at the option of the Company, cease to be deemed incurred or outstanding for purposes of this clause (4) but shall be deemed to be incurred under the first paragraph of Section 4.04 from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under such paragraph without reliance on this clause (4));

         (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of Section
                  4.04 or clauses (2), (3) or (10) of this definition;

         (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:

                  (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated upon the occurrence and during the continuation of an Event of Default, to the prior payment in full in cash or Cash Equivalents of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

                  (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is other than the Company or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or any such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6) (provided that for purposes of this clause (6), a pledge of Equity Interests under the Credit Facilities shall not be considered a sale, transfer or issuance of such Equity Interests);

         (7) shares of preferred stock (or other Capital Stock having preferential rights similar to preferred stock) of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company shall be deemed, in each case, to be an Investment by the Company or any such Restricted Subsidiary in the issuer of such preferred stock (or other Capital Stock having preferential rights similar to preferred stock) (provided that for purposes of this clause (7), a pledge of Equity Interests under the Credit Facilities shall not be considered a sale, transfer or issuance of such Equity Interests);

         (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk or foreign currency valuation risk, but excluding Hedging Obligations entered into for speculative purposes;

         (9) (a) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this definition and (b) the guarantee by a Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of any other Restricted Subsidiary of the Company that is not a Guarantor;

         (10) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including, without duplication, all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $10.0 million (reduced by the aggregate amount of additional Indebtedness incurred under one or more Credit Facilities then in effect that represents such additional Indebtedness under the immediately preceding clause (1)(B) (it being understood that any Indebtedness incurred under this clause (10) shall, at the option of the Company, cease to be deemed incurred or outstanding for purposes of this clause (10) but shall be deemed to be incurred for purposes of the first paragraph of Section 4.04 from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under such paragraph without reliance on this clause (10));

         (11) Indebtedness of the Company's Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the Foreign Borrowing Base at the time of such incurrence;

         (12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock) in the form of additional shares of the same class of Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock); provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

         (13) Indebtedness in respect of standby letters of credit and performance, surety and appeal bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances of credit;

         (14) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of the principal amount of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

         (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence.

                  "Permitted Investments" means:

         (1) (a) any Investment in the Company or in a Guarantor or (b) any Investment by a Restricted Subsidiary of the Company that is not a Guarantor in another Restricted Subsidiary of the Company that is not a Guarantor;

         (2)      any Investment in cash or Cash Equivalents;

         (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (a) such Person becomes a Guarantor or, to the extent such Investment is made by a Restricted Subsidiary of the Company that is not a Guarantor, such Person becomes a Restricted Subsidiary of the Company that is not a Guarantor;

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor, or to the extent such Investment is made by a Restricted Subsidiary of the Company that is not a Guarantor, such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Company that is not a Guarantor;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.05;

         (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

         (6)      Hedging Obligations;

         (7) other Investments in any Unrestricted Subsidiary or in any other Person engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the Issue Date, not to exceed $3.0 million at any time outstanding (reduced, without duplication, by the amount of Investments made pursuant to clause (10)(b) of this definition);

         (8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar agreement upon the bankruptcy or insolvency of such trade creditors or customers;

         (9) Investments by the Company or any Guarantor in any Foreign Subsidiary of the Company; provided that each Investment is by means of an intercompany loan made by the Company or a Guarantor to such Foreign Subsidiary; provided further that the Indebtedness of such Foreign Subsidiary evidenced by such intercompany loan shall not be contractually subordinated to the prior payment of any other obligations for the payment of money of such Foreign Subsidiary; and

         (10) other Investments by the Company or any Guarantor in a Foreign Subsidiary having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed (a) 15% of Total Tangible Assets at the time of such Investment plus (b) the amount of Investments that are permitted to be made but have not been made under clause (7) of this definition.

                  "Permitted Liens" means:

         (1) Liens on any assets and property of the Company and its Subsidiaries securing Indebtedness, guarantees of Indebtedness and other Obligations under one or more Credit Facilities permitted by clause (1) of the definition of "Permitted Indebtedness;"

         (2) Liens in favor of (a) the Company or the Guarantors or (b) any Restricted Subsidiary that is not a Guarantor granted by, and with respect to property or assets of, another Restricted Subsidiary that is not a Guarantor;

         (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

         (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with or in contemplation of such acquisition;

         (5) Liens to secure the performance of statutory obligations (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen and other similar Liens imposed by law), surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations in respect of letters of credit issued in connection with any of the foregoing obligations);

         (6) Liens to secure Indebtedness (including Acquired Debt and Capital Lease Obligations) permitted by clause (4) of the definition of "Permitted Indebtedness" covering only the assets acquired with such Indebtedness or such assets related to the Acquired Debt;

         (7)      Liens existing on the Issue Date;

         (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (9) Liens on assets of Foreign Subsidiaries to secure Indebtedness permitted by clause (11) of the definition of "Permitted Indebtedness;"

         (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed the principal amount of $10.0 million at any one time outstanding;

         (11)     Liens securing the Notes or the Subsidiary Guarantees, if any;

         (12) Liens securing Permitted Refinancing Indebtedness, provided that such Liens (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

         (13) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, employment insurance or other types of social security, including Liens securing letters of credit issued in the ordinary course of business or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations including those arising from regulatory, contractual or warranty requirements of the Company and its Subsidiaries, including rights of offset and set-off (in each case exclusive of obligations for the payment of borrowed money);

         (14) Liens arising by reason of any judgment, decree or order of any court not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, order or decree shall not have been finally terminated or the period with which such proceedings may be initiated shall not have expired;

         (15) Survey exceptions, easements, rights of way, zoning restrictions and other restrictions on the use of property;

         (16) Liens to secure Indebtedness permitted by clauses (8), (9) and (10) of the definition of "Permitted Indebtedness;" and

         (17) Any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through
                  (16); provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

                  "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries; provided that:

         (1) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and fees and expenses and other amounts incurred in connection therewith);

         (2) such Permitted Refinancing Indebtedness has a final maturity or final redemption date no earlier than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) such Indebtedness is incurred or Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency political subdivision thereof or any other entity.

                  "Physical Securities" means one or more certificated Securities in registered form.

                  "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

                  "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibit A hereto.

                  "Public Equity Offering" means any underwritten public offering of common stock (other than Disqualified Stock) pursuant to an effective registration statement under the Securities Act, of any Equity Interest of the Company or Holdings in which the gross proceeds to the Company are at least $20.0 million.

                  "Purchase Agreement" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

                  "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A.

                  "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "redemption price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

                  "Reg. S Global Security" means a global security in registered form representing the aggregate principal amount of Securities sold pursuant to Regulation S under the Securities Act.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Registration" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  "Registration Date" has the meaning provided in Section 4.12.

                  "Registration Rights Agreement" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

                  "Related Business Assets" means any assets used or useful in a Permitted Business.

                  "Related Party" with respect to any Permitted Holder means:

         (1) a spouse or immediate family member (in the case of an individual) of such Permitted Holder; or

         (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Payment" has the meaning provided in Section 4.06.

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether or not any Security constitutes a Restricted Security.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the relevant Person that is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard and Poor's Corporation.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities" means, collectively, the Initial Securities, the Transfer Restricted Securities, the Unrestricted Securities and any Additional Securities, in each instance, that are treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Senior Secured Credit Facility" means that certain Credit Agreement, dated as of August 12, 1999, by and among Holdings, the Company, the lenders named therein, The Chase Manhattan Bank, as administrative agent, and DLJ Capital Funding, Inc., as syndication agent, providing for revolving credit loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, supplemented, extended, renewed, restated, refunded, replaced or refinanced from time to time, including any amendment, modification, supplement, extension, renewal, restatement, refunding, replacement or refinancing that increases the amount borrowable thereunder, provided such Indebtedness could be incurred under this Indenture, or alters the maturity thereof.

                  "Separation Date" means the earliest to occur of (i) 180 days after the closing of the Offering, (ii) the date on which a registration statement with respect to a registered exchange offer for the Notes is declared effective under the Securities Act, (iii) the date on which a shelf registration statement with respect to the Notes is declared effective under the Securities Act, (iv) such date as the Initial Purchasers in their sole discretion shall determine and (v) the occurrence of a Change of Control or an Event of Default.

                  "Shelf Registration Statement" has the meaning provided in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any installment of principal on any series of Indebtedness, the date on which such payment of principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

                  "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

                  "Subsidiary" means, with respect to any Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any other Person of which at least a majority of the voting interest (without regard to the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

                  "Subsidiary Guarantee" means (a) that certain Subsidiary Guarantee executed by the Guarantors in accordance with the delivery of the Securities and (b) any supplemental indenture executed by Restricted Subsidiaries of the Company pursuant to which such Subsidiaries became Guarantors of the Company's Obligations under the Securities.

                  "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                  "Total Tangible Assets" means the total consolidated tangible assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP and as shown on the most recent balance sheet of the Company.

                  "Transfer Restricted Securities" means the Transfer Restricted Securities as defined in the Registration Rights Agreement and any similar securities issued in compliance with Section 2.02 in accordance with any other registration rights agreement.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "United States Government Obligations" means direct non-callable obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

                  "United States Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Units" means 130,000 units consisting of $130,000,000 aggregate principal amount of Notes and Warrants to purchase an aggregate of 74,750 shares of common stock of Holdings.

                  "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

         (1)      has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to (a) subscribe for additional Equity Interests or (b) maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

                  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.06. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. If such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.04, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.04, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence immediately following such designation.

                  The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default to be continuing immediately after such designation. If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of Section 4.06 or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments." All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary." The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default to be continuing immediately after such designation.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Warrants" means warrants to purchase an aggregate of 74,750 shares of common stock of Holdings.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by
                  (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)      the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities and the Guarantees.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" with respect to the Securities means the Company, a Guarantor or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03      Rules of Construction.

                  Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5)      provisions apply to successive events and transactions;

         (6) references to sections of or rules under the Securities Act, the Exchange Act, the TIA or any other applicable law shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

         (7) references to any contract, instrument or agreement shall be deemed to include any amendments, modifications or supplements thereto; and

         (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01      Form and Dating.

         (1) General. The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. The Securities shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Securities or Subsidiary Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Global Securities shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         (2) Global Securities. Each Global Security shall represent such of the outstanding Exchange Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Exchange Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Exchange Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Exchange Securities represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02      Execution and Authentication.

                  One Officer shall sign the Securities of the Company by manual or facsimile signature.

                  If such Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication.

                  The Trustee shall authenticate (i) Initial Securities issued by the Company for original issue in an aggregate principal amount not to exceed $300.0 million in one or more series; provided that the aggregate principal amount of Initial Securities on the Issue Date shall not exceed $130.0 million; and provided further that the Company complies with Section 4.04, (ii) upon cancellation of the Initial Securities issued by the Company, Securities issued by the Company for original issue in an aggregate amount not to exceed $300.0 million in one or more series; provided that the aggregate principal amount of Exchange Securities on the date of exchange of Initial Securities to Exchange Securities shall not exceed $130.0 million; and provided further that the Company complies with Section 4.04, (iii) Transfer Restricted Securities from time to time only in exchange for a like principal amount of the same type of Initial Securities and (iv) Unrestricted Securities from time to time (A) in exchange for a like principal amount of the same type of Initial Securities or a like principal amount of the same type of Transfer Restricted Securities or (B) as the Company may determine in accordance with this Indenture, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of and the type of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Exchange Securities, Transfer Restricted Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $300.0 million, except as provided in Sections 2.07 and 2.08.

                  In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clauses (ii) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding.

                  Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03      Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent and the term "Registrar" includes any co-Registrar. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Company initially appoints DTC to act as Depositary with respect to the Global Securities. The Company may appoint a successor Registrar and/or Paying Agent without prior notice to the Holders and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SECTION 2.04      Paying Agent to Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the

Company), the Paying Agent shall have no further liability for such assets. If the Company or any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

SECTION 2.05      Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five days before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06      Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities (and each of the Guarantors shall execute a Guarantee thereon) at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith payable by the transferor of such Securities (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.05, 4.14 or 10.05). The Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

                  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07      Replacement Securities.

                  If evidence of a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable expenses in replacing a Security, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional obligation of the Company and the Guarantors.

SECTION 2.08      Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date, Asset Sale Offer Payment Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09      Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Guarantor, or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

                  The Company shall promptly notify the Trustee, in writing, when the Company, a Guarantor or any of their Affiliates repurchases or otherwise acquires Securities and of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10      Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

                  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to the benefits of this Indenture.

SECTION 2.11      Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12      Defaulted Interest.

                  After giving effect to any applicable grace period, the Company shall pay interest on overdue principal from time to time on demand at the applicable rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Securities.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13      CUSIP Number.

                  The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14      Deposit of Moneys.

                  Prior to 10:00 a.m., New York time, on each Interest Payment Date, Redemption Date, Asset Sale Offer Payment Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Asset Sale Offer Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Asset Sale Offer Payment Date or Final Maturity Date, as the case may be.

SECTION 2.15      Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a beneficial holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16; provided that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) of this Section 2.15 shall, except as otherwise provided by
Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16      Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

                  (i)      to register the transfer of the Physical Securities;
         or

                  (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided that the Physical Securities presented or surrendered for Registration of transfer or exchange:

                           (I) shall be duly endorsed or accompanied by a
                  written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (II) in the case of Physical Securities the offer
                  and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                  (A) if such Physical Security is being delivered to the Registrar by a Holder for Registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                  (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                  (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation substantially in the form of Exhibit E hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security, the offer and sale of which has not been registered under the Securities Act, may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                  (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to a QIB or (II) to an Institutional Accredited Investor or (III) in a transaction otherwise exempt from registration under the Securities Act and, with respect to (II) or (III), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

                  (B) written instructions directing the Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the Registration of transfer of an interest in a Global Security to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                           (i)      Any Person having a beneficial interest in
a Global Security may upon request exchange such beneficial interest for a Physical Security; provided that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in a Global Security for a Physical Security. Upon receipt by the Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                  (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

                           (ii)     Securities issued in exchange for a
beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the

Securities Act; (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration) to a person who is not an Affiliate of the Issuer; or (iii) the date of such transfer, exchange or replacement is two years after the later of
(x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

SECTION 2.17      Issuance of Additional Securities.

                  The Company shall be entitled, subject to its compliance with the covenants contained in Section 4.04, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Securities shall be issued in the form of Physical Securities or Global Securities, other than with respect to transfer restrictions). The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors of the Company and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

         (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

         (2) the issue price, the issue date, the CUSIP and/or ISIN number of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; provided that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

         (3) whether such Additional Securities shall be Physical Securities or Global Securities and issued in the form of Initial Securities or shall be issued in the form of Exchange Securities.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01      Notices to Trustee.

                  If the Company wants to redeem Securities pursuant to paragraph 7 or 8 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02      Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed at any time, the Trustee will select Securities for redemption as follows:

         (1) if the Securities are listed, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

         (2) if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate.

                  No Securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional.

                  If any Security is to be redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

SECTION 3.03      Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address.

                  Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

         (1) the paragraph of the Securities pursuant to which the Securities are being redeemed;

         (2)      the Redemption Date;

         (3)      the redemption price;

         (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

         (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

         (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

                  At the Company's written request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense; provided that the Company shall give notice of redemption to the Trustee at least 10 days before the date the notice of redemption is requested by the Company to be mailed to the Holders (unless a shorter notice period shall be agreed to by the Trustee in writing).

SECTION 3.04      Effect of Notice of Redemption.

                  Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date. The Trustee or Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amount necessary to pay the redemption price of, and accrued and unpaid interest on, all Securities to be redeemed.

SECTION 3.05      Deposit of Redemption Price.

                  Prior to 10:00 a.m., New York time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the person in whose name such Security was registered at the close of business on such record date. Upon surrender of a Security for redemption in accordance with the notice given pursuant to Section 3.03 hereof, such Security shall be purchased by the Company at the redemption price, together with accrued and unpaid interest to the redemption date.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06      Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07      Optional Redemption.

                  (a) At any time prior to August 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities originally issued under this Indenture at a redemption price of 112.250% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that

                  (1) at least 65% of the aggregate principal amount of Securities issued on the Issue Date remains outstanding immediately after the occurrence of each such redemption (excluding Securities held by the Company and its Subsidiaries); and

                  (2) each such redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

                  (b) Except as set forth in paragraph (a) of this Section 3.07, the Securities will not be redeemable at the Company's option prior to August 15, 2003. After August 15, 2003, the Company may redeem the Securities, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

YEAR                                                       PERCENTAGE
2003.................................................      106.125%
2004.................................................      104.594%
2005.................................................      103.063%
2006.................................................      101.531%
2007 and thereafter..................................      100.000%

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01      Payment of Securities.

                  The Company shall pay the principal of and interest on (and to the extent applicable, any Liquidated Damages with respect to) the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  The Company shall pay cash interest on overdue principal and on overdue installments of interest at the same rate per annum borne by the applicable Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02      Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 13.02. The Company hereby initially designates the Trustee at its address set forth in Section 13.02 as its office or agency in the Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03      Limitations on Transactions with Affiliates.

                  (A) The Company will not, and will not permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (1) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

         (2)      the Company delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  (B) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

         (1) any employment, consulting, stock option, stock repurchase, employee benefit, indemnification, compensation (including the payment of reasonable and customary fees to Directors of the Company or any of its Restricted Subsidiaries who are not employees of any such Person), business expense reimbursement or other employee-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

         (2) transactions between or among the Company and its Restricted Subsidiaries;

         (3) any agreement, including, without limitation, the Management Agreement (provided that all obligations of the Company under the Management Agreement are subordinated to the prior payment in full in cash or Cash Equivalents of all Obligations with respect to the Notes upon the occurrence and during the continuation of an Event of Default), as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders taken as a whole than the original agreements as in effect on the Issue Date;

         (4) the entering into, and any payment pursuant to, any tax-sharing agreement existing at the time of such payment between the Company and any other Person with which it files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes, provided that any such payment relates solely to taxes and, in each case, is not in excess of the tax liability that would have been payable by the Person making such payment on a stand-alone basis;

         (5) payment by the Company or any of its Restricted Subsidiaries to Castle Harlan, Inc. of fees for advisory services in connection with financings, acquisitions or divestitures or other investment banking activities upon terms no less favorable than the Company or any of its Restricted Subsidiaries could obtain from a nationally recognized investment banking firm for a comparable transaction, in each case, which fees pursuant to this clause (5) are approved by a majority of the Board of Directors in good faith; and

         (6)      Restricted Payments that are permitted by Section 4.06(B).

SECTION 4.04 Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock) is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock) had been issued, as the case may be, at the beginning of such four-quarter period.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit the Company or any Restricted Subsidiary to incur Permitted Indebtedness.

                  For purposes of determining compliance with this Section 4.04, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is entitled to be incurred pursuant to the first paragraph of this Section 4.04, the Company will, in its sole discretion, be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.04. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of "Permitted Indebtedness" in Section 1.01. Subject to the other terms of this Indenture, any Indebtedness incurred in accordance with this covenant may be incurred under the Credit Facilities.

                  For purposes of this Section 4.04, "Acquired Debt" shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes a Restricted Subsidiary (or is merged into the Company or any of its Restricted Subsidiaries) or at the time of the acquisition of assets, as the case may be; and, to avoid duplication, guarantees, Liens, letters of credit or other obligations supporting Indebtedness otherwise included in the determination of any particular amount of Indebtedness under this Section 4.04 shall not be included.

                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate between the currency in which such Permitted Refinancing Indebtedness is denominated and the currency applicable to the Indebtedness being refinanced that is in effect on the date of such refinancing.

SECTION 4.05      Limitation on Asset Sales.

                  (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (1) the Company (or such Restricted Subsidiary) receives consideration at the time of such Asset Sale (without giving effect to subsequent changes in value) at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         (2) with respect to any such Asset Sale involving aggregate consideration in excess of $2.5 million, such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

         (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                  (a) any Indebtedness or other liabilities, of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability; and

                  (b) any currencies, securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee (or any Person on behalf of such transferee in respect of such Asset Sale) and that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 60 days after the closing of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion).

                  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may, at its option, apply such Net Proceeds, or enter into a legally binding agreement:

         (1) to prepay or repay permanently Indebtedness of the Company or Restricted Subsidiaries under the Senior Secured Credit Facility or any other Indebtedness secured by a Lien and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto to the extent the aggregate of all such revolving commitments exceeds $40.0 million;

         (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business or to make a Permitted Investment pursuant to clause (7) of the definition of "Permitted Investments" in Section 1.01;

         (3)      to make a capital expenditure;

         (4) to acquire other properties or other assets (other than Indebtedness, cash or Cash Equivalents or Capital Stock) that are used or useful in a Permitted Business; or

         (5)      to make any combination of (1) through (4) above.

                  Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce outstanding Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute excess proceeds ("Excess Proceeds"). When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") and the Company may also make a similar offer to all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  Each Asset Sale Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Asset Sale Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Securities in an amount exceeding the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                  (B)      Each notice of an Asset Sale Offer pursuant to this
Section 4.05 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Asset Sale Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer and shall state the following terms:

         (1)      that the Asset Sale Offer is being made pursuant to this
                  Section 4.05 and that all Securities and all other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in the Indenture with respect to offers to purchase or to redeem with the proceeds of the sale of assets tendered will be accepted for payment; provided that if the aggregate principal amount of Securities tendered in an Asset Sale Offer and the aggregate payment amount of such other pari passu Indebtedness exceeds the aggregate amount of the Asset Sale Offer, the Company shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

         (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be at least 20 and not more than 30 Business Days from the date of mailing of notice of such Asset Sale Offer, or such longer period as required by law) (the "Asset Sale Offer Payment Date");

         (3) that any Security not tendered will continue to accrue interest;

         (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

         (5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Offer Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

         (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                  On or before 10:00 a.m., New York time, on the Asset Sale Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Asset Sale Offer which are to be purchased in accordance with item (B)(1) above, (ii) deposit with the Paying Agent United States Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.05, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Securities pursuant to an Asset Sale Offer shall be returned by the Trustee to the Company.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.05 by virtue thereof.

                  (C) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

         (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing;

         (2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of the Company of assets having an aggregate fair market value, as determined by the Board of Directors in good faith, in excess of $2.5 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee; and

         (3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of the Company of assets having an aggregate fair market value, as determined by a majority of the members of the Board of Directors in good faith, in excess of $10.0 million, the Company has received an opinion issued by an accounting, appraisal or investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

SECTION 4.06      Limitation on Restricted Payments.

                  (A) (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests other than declarations or payments of dividends, distributions or such other payments payable (a) in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or a Restricted Subsidiary of the Company;

                  (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company or in exchange for other Equity Interests (other than Disqualified Stock) of the Company);

                  (3) make any voluntary or optional principal payment, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that (a) is subordinate in right of payment to the Subsidiary Guarantees, with respect to the Guarantors or (b) otherwise constitutes Subordinated Indebtedness, except a payment of principal at the Stated Maturity thereof or pursuant to any required sinking fund payments; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments");

(ii) unless, at the time of and immediately after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.04; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4) and (9) of Section 4.06(B)), is less than the sum, without duplication, of

                           (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                           (b) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) since the Issue Date (i) as a contribution to its common equity capital, (ii) from the issuance or sale of Equity Interests of the Company (other than Disqualified Stock) and/or (iii) from the issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), together with the aggregate cash received by the Company or any of its Subsidiaries at the time of such conversion or exchange (in any case, other than net cash proceeds received from an issuance or sale of such Capital Stock to an employee of the Company or any of its Restricted Subsidiaries to the extent such sale is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid (or such guarantee has been released or discharged) on or prior to the date of determination); plus

                           (c) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid, the lesser of (i) the cash (including Cash Equivalents) return of capital with respect to such Restricted Investment, including any cash or Cash Equivalents received as a result of the sale of any property received upon the sale or other liquidation or repayment of such Restricted Investment within 60 days after the receipt of such property (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                           (d) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value (as determined by the Board of Directors in good faith) of such Unrestricted Subsidiary as of the date it is redesignated; provided that for purposes of this clause (d), the fair market value of any redesignated Unrestricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to clause (7) of the definition of "Permitted Investments" in
                                    Section 1.01.

                  (B) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

                  (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness or of any Equity Interests of the Company or of any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.06(A) (ii) (3) (b);

                  (3) the payment of principal or the defeasance, redemption, retirement, repurchase or other acquisition of Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend, distribution or other payment by a Restricted Subsidiary of the Company to the holders of its common Equity Interests or the repurchase by a Restricted Subsidiary of the Company of its common Equity Interests, in each case, on a pro rata basis, provided that no Default or Event of Default shall have occurred and be continuing (i) in the case of any dividend, distribution or other payment, at the time of, and immediately after giving effect to, the declaration of such dividend, distribution or other payment or (ii) in the case of any repurchase, at the time of, and immediately after giving effect to, such repurchase;

                  (5) the repurchase, redemption or other acquisition or retirement for value of (i) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member (present or former) of the Company's or any of its Subsidiaries' management (or their estates or beneficiaries thereunder) pursuant to any management equity subscription agreement or stock option agreement or other compensation or severance arrangement in effect as of the Issue Date or entered into or created thereafter without violating this Indenture or (ii) any Equity Interests of the Company or any of its Restricted Subsidiaries to the extent necessary, in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or authorization held by the Company or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any applicable governmental authority or other regulatory body; provided, that the amount of any such repurchase, redemption, acquisition or retirement for value pursuant to this clause (ii) shall not exceed the fair market value of the Equity Interests being repurchased, redeemed, acquired or otherwise retired; provided, further that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to immediately preceding clauses (i) and (ii) shall not exceed $2.0 million in any calendar year (with up to $1.0 million of any unused amount in any calendar year being carried over to the succeeding calendar year subject to a maximum of $3.0 million in any calendar year, after giving effect to any unused amounts carried over to a succeeding calendar year);

                  (6) the payment or distribution to dissenting equityholders (other than Affiliates of the Company or any of its Subsidiaries) pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all, or substantially all, of the assets or property of the Company that is not prohibited by this Indenture;

                  (7) the declaration or payment of dividends on the common stock of the Company following any Public Equity Offering of such common stock, or of the common stock of Holdings, of up to, in each case, 6% per annum of the net cash proceeds received by the Company, or contributed by Holdings to the equity capital of the Company, in all such Public Equity Offerings; provided that, at the time of the declaration of any such dividends and immediately after giving effect to such declaration, no Default or Event of Default shall have occurred and be continuing;

                  (8) the repurchase of any Subordinated Indebtedness pursuant to an offer to purchase in the event of a change of control in accordance with provisions similar to Section 4.14; provided that (i) at the time any such Subordinated Indebtedness is accepted for payment pursuant to the offer to purchase and immediately after giving effect to such repurchase, no Default or Event of Default shall have occurred and be continuing and (ii) prior to or simultaneously with the making of the offer to purchase such Subordinated Indebtedness, the Company has made the Change of Control Offer as provided in Section 4.14 with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

                  (9) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries the proceeds of which are used to purchase Equity Interests of the Company or its Restricted Subsidiaries and other loans and advances to employees and officers in the ordinary course of business for bona fide business purposes, provided that the aggregate principal amount of all such loans and advances made pursuant to this clause (9) does not exceed $2.0 million at any one time outstanding; and

                  (10) the declaration or payment of any dividends or distributions or the making of loans or other payments to Holdings to enable Holdings to pay reasonable and customary fees to directors of Holdings.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash assets or securities that are required to be valued by this Section 4.06 in excess of $2.5 million shall be determined by a majority of the members of the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than 10 days after the date of making any Restricted Payment (but not including any Restricted Payment described in the preceding paragraph) of more than $2.5 million, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.06 were computed, together with a copy, of any fairness opinion or appraisal required by this Indenture.

                  In making the computations required by this Section 4.06, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements which adjustments affect any of the financial data used to make the calculations with respect to such Restricted Payment.

SECTION 4.07      Compliance with Laws.

                  The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.08      Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, are reasonably likely to become a material liability, or material Lien upon the property, of the Company or any Restricted Subsidiary; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09      Notice of Defaults.

                  Upon becoming aware of any Default or Event of Default, the Company shall and in any event within 15 calendar days deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default and what action the Company is proposing to take with respect thereto.

SECTION 4.10      Maintenance of Properties and Insurance.

                  (a) Subject to Article Five, the Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and necessary in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order (other than ordinary wear and tear); provided that nothing in this
Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary.

                  (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions as, in the judgment of the Company, may be necessary.

SECTION 4.11      Compliance Certificate.

                  The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers have actual knowledge of any Default or Event of Default by the Company that occurred during such fiscal year and is continuing. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending December 31, 1999.

SECTION 4.12      Reports to Holders.

                  So long as any Securities are outstanding, at all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration Date") and (ii) the date 180 days after the Issue Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission (to the extent accepted by the Commission):

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, or if any of the Company's Subsidiaries are not Guarantors, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries that are Guarantors separate from the financial condition and results of operations of the Subsidiaries that are not Guarantors and from the Unrestricted Subsidiaries of the Company.

                  In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses
(1) and (2) of this Section 4.12 with the SEC for public availability within the time periods specified in the SEC rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. For all reporting periods commencing after August 12, 1999, the Issuer shall include in each Form 10-Q and Form 10-K a presentation, which need not be audited, of sales, operating income, interest expense, depreciation and amortization, and capital expenditures for such operating period and the twelve months ended on the last day of such reporting period, on a pro forma basis consistent with Article 11 of Regulation S-X of the Exchange Act.

                  The Company will also be required (a) to supply the Trustee and each Holder of Securities, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 20 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and
(b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request. In addition, at all times prior to the earlier of the Registration Date and the date 180 days after the Issue Date, the Company will, at its cost, deliver to each Holder of the Securities quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. Furthermore, at all times prior to the Registration Date, the Company will supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request and as required by Rule 144A(d)(4) under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13      Waiver of Stay, Extension or Usury Laws.

                  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14      Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase.

                  (b) Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities tendered and not withdrawn will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest) and the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                  (8) the circumstances and relevant facts regarding such Change of Control.

                  On or before 10:00 a.m., New York time, on the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders tendering the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer.

                  The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14.

SECTION 4.15      Prohibition on Incurrence of Certain Types of Indebtedness.

                  The Company will not incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Company other than Indebtedness permitted by clause (1) of the definition of "Permitted Indebtedness" unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially similar terms. No Guarantor will incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor other than Indebtedness permitted by clause (1) of the definition of "Permitted Indebtedness" unless such Indebtedness is also contractually subordinated in right of payment to such Guarantor's Subsidiary Guarantee on substantially similar terms.

SECTION 4.16 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of such Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Equity Interests to the Company or any of the Company's Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

         (2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

                  (B) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (1) agreements, including, without limitation, those with respect to Existing Indebtedness and the Credit Facilities in each case, as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements as in effect on the Issue Date;

         (2)      this Indenture, the Subsidiary Guarantees and the Notes;

         (3)      applicable law;

         (4) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

         (5) customary non-assignment provisions restricting subletting, assignment or transfer in licenses, leases or other agreements entered into in the ordinary course of business;

         (6) purchase money or capital lease obligations for property or assets acquired in the ordinary course of business that impose restrictions on the property or assets so acquired of the nature described in Section 4.16(A)(3);

         (7) any agreement for the sale or other disposition of all or substantially all of the Equity Interests of, or property and assets of, any Restricted Subsidiary that restricts dividends, distributions, loans, advances or transfers by such Restricted Subsidiary pending its sale or other disposition;

         (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (9) Liens not prohibited by this Indenture that limit the right of the Company or any of its Restricted Subsidiaries to transfer property or assets subject to such Lien;

         (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

         (11) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

         (12) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

         (13) restrictions on the ability of any Restricted Subsidiary to make dividends or other distributions resulting from the operation of reasonable and customary covenants including, without limitation, negative pledge covenants, contained in documentation governing Indebtedness incurred by such Restricted Subsidiary in compliance with this Indenture; and

         (14) provisions contained in any licenses, permits or leases with airports or airport regulatory authorities entered into in the ordinary course of business that restrict the ability of any Restricted Subsidiary of the Company to make loans or advances or to transfer any of its properties or assets to Persons other than the Company or any other Person which owns, directly or indirectly, any Equity Interests in such Restricted Subsidiary.

SECTION 4.17      Limitation on Liens.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing any Indebtedness on any asset now owned or hereafter acquired, unless the Notes or such Guarantee, as the case may be, are directly secured equally and ratably with (or prior to, in the case of Subordinated Indebtedness) the Indebtedness secured by such Lien; provided that the foregoing restriction shall not apply to any Permitted Lien.

                  In the event that the Lien, the existence of which gives rise to a Lien securing the Note or a Subsidiary Guarantee pursuant to the provisions of this covenant, ceases to exist, the Lien securing the Notes or such Subsidiary Guarantee required by this covenant shall automatically be released and the Trustee shall execute appropriate documentation.

SECTION 4.18      Conduct of Business.

                  The Company will not, and will not permit any Restricted Subsidiaries to, engage in any businesses which are not the same, similar or reasonably related or complementary to the Permitted Businesses.

SECTION 4.19      Corporate Existence.

                  Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) of the Company and each of its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right or corporate existence of any Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the Permitted Businesses of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.20      Limitation on Sale and Leaseback Transactions.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:

         (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in
                  Section 4.04;

         (2) the gross proceeds consisting of cash and Cash Equivalents of that sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $1.0 million as determined in good faith by the Board of Directors and set forth in an Officers'

                  Certificate delivered to the Trustee), of the property that is the subject of such sale and leaseback transaction; and

         (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.05.

                  The restrictions contained in this Section 4.20 shall not restrict or limit in any way one or more sale and leaseback transactions that
(i) singly or in the aggregate relate to assets having in the aggregate (in the case of related transactions) a fair market value not exceeding $1.0 million;
(ii) are solely between or among any of the Company and any Guarantors; or
(iii) are solely between or among any Restricted Subsidiary of the Company that is not a Guarantor and other Restricted Subsidiaries that are not Guarantors.

SECTION 4.21      [Intentionally Omitted].

SECTION 4.22      Payments for Consent.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.23      Future Subsidiary Guarantors.

                  If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date or if any Foreign Subsidiary becomes a Domestic Subsidiary, then (a) that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a Supplemental Indenture, substantially in the form of Exhibit F attached hereto, and (b) the Company shall deliver (i) an Officer's Certificate substantially in the form of Exhibit G attached hereto and (ii) an Opinion of Counsel to the Trustee, each within 10 Business Days of the date on which such Subsidiary was acquired or created; provided that this covenant shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary; provided further the Company may, at its option, elect to have any such newly acquired or created Restricted Subsidiary not become a Guarantor (a "Non-Guarantor Subsidiary"); provided that, and for so long as, (1) none of the total assets, stockholders' equity or Consolidated Cash Flow of such Restricted Subsidiary exceeds $500,000 and (2) none of the total assets, stockholders' equity or Consolidated Cash Flow of such Restricted Subsidiary together with all other Non-Guarantor Subsidiaries, considered as a single Person, exceeds $1.0 million in the aggregate.

                                  ARTICLE FIVE

              MERGERS, CONSOLIDATIONS AND ASSET SALES; SUCCESSORS

SECTION 5.01      Merger, Consolidation and Sale of Assets.

                  (A) The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), in one or more related transactions, to another Person; unless:

         (i) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

         (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and

         (iv) except in the case of a merger of the Company with a Wholly Owned Restricted Subsidiary, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

                  (a) will have, on a pro forma basis after giving effect to the transaction, Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                  (b) will, on the date of such transaction after giving pro forma effect thereto, and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.04.

                  In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Subsidiaries.

                  Notwithstanding the foregoing clauses (ii), (iii) and (iv),
(a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (B) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05) will not, and the Company will not cause or permit any Guarantor to, sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into any Person (whether or not such Guarantor is the surviving Person, and whether or not such Person is affiliated with such Guarantor) other than the Company or any other Guarantor unless: (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and (2) either: (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the Obligations of that Guarantor under its Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.05. Notwithstanding the immediately preceding sentence, (a) any Guarantor may consolidate with, merge into or transfer all or part of its property and assets to the Company or any other Guarantor and (b) any Guarantor formed solely for the purpose of merging with and into any other Person, may merge with or into such Person.

SECTION 5.02      Successor Substituted.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01      Events of Default.

                  Each of the following is an event of default (an "Event of Default"):

                  (i) default for 30 days in the payment when due of interest or liquidated damages (as required by the Registration Rights Agreement) on the Securities;

                  (ii) default in payment when due of the principal of or premium, if any, on the Securities;

                  (iii) (a) failure by the Company or any Guarantor to comply with the provisions described under Article Five or (b) failure of the Company to make or consummate a Change of Control Offer pursuant to Section
4.14 or (c) failure of the Company to make or consummate an Asset Sale Offer pursuant to Section 4.05;

                  (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after receipt of written notice by the Trustee to the Company specifying the default to comply with any of the other agreements in this Indenture or the Securities;

                  (v) default under the terms of any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

                           (a) is caused by a failure to pay principal of such
                  Indebtedness when due at final stated maturity after the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (b) results in the acceleration of such Indebtedness
                  prior to its final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (vi) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, to pay one or more final judgments which exceed in the aggregate $5.0 million (net of any amounts for which a reputable and creditworthy insurance company has assumed the defense of or acknowledged liability for in writing), which judgments are not paid, bonded, discharged or stayed for a period of 60 consecutive days;

                  (vii) except as permitted by the provisions contained herein, any Subsidiary Guarantee shall be held in any judicial proceeding by a court of competent jurisdiction to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor shall deny or disaffirm in writing that it has any further liability under its Subsidiary Guarantee;

                  (viii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, under the U.S. Federal Bankruptcy Code or any other applicable federal, state or foreign law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; and

                  (ix) the institution by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the U.S. Federal Bankruptcy Code or any other applicable federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

SECTION 6.02      Acceleration.

                  In the case of an Event of Default under Section 6.01(viii) or (ix), all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a notice of acceleration (the "Acceleration Notice") and the same shall become immediately due and payable.

                  In the event of an Acceleration Notice because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of Section 6.01, the Acceleration Notice shall be automatically annulled and rescinded if the holders of any Indebtedness described in such clause (v) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Securities would not conflict with any judgment or decree binding on the Company or its property and issued by a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

                  At any time after the date of the Acceleration Notice the Holders of a majority in aggregate principal amount of the Securities then outstanding may rescind and cancel such declaration and its consequences if (i) the annulment of the acceleration of the Securities would not conflict with any judgment or decree binding on the Company or its property and issued by a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

SECTION 6.03      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04      Waiver of Past Default.

                  The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Securities.

SECTION 6.05      Control by Majority.

                  The Holders may not enforce this Indenture or the Securities except as provided herein and under the Trust Indenture Act. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06      Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability, claim, damage or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity with respect to such request; and

                  (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. Holders may not enforce this Indenture or the Securities except as provided in this Indenture.

SECTION 6.07      Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08      Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09      Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities, their respective creditors or their respective property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section
7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to the Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.

SECTION 6.11      Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the then-outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by the Trustee in compliance with such request, order or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as set forth herein or as the Trustee may otherwise agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02      Certain Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document, certificate, opinion, report, notice, request, direction, order, note or other evidence of indebtedness, whether in its original or facsimile form, believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice or opinion of such counsel with respect to legal matters relating in any way to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(i), 6.01(ii) and 4.01 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture or obtained actual knowledge.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, the Trustee must comply with Sections 7.10 and
7.11 of this Indenture. In addition, if the Trustee has any conflicting interest within the meaning of Section 310 of the TIA it must eliminate such conflict within 90 days, or resign. Any Agent may do the same with like rights and duties.

SECTION 7.04      Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05      Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities a notice of the Default or Event of Default within 90 days after it is known to a Responsible Officer, or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06      Reports by Trustee to the Holders.

                  After each June 15, beginning with the June 15 following the date hereof and for so long as the Securities remain outstanding, and in any event prior to August 15 in each year, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange or delisted therefrom.

SECTION 7.07      Compensation and Indemnity.

                  The Company shall pay to the Trustee such reasonable compensation, as the Company and the Trustee shall from time to time agree in writing, for its acceptance of this Indenture and its performance of services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise provided herein, in addition to compensating the Trustee for its services, the Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture (except any such expenses as may be attributable to the Trustee's negligence or bad faith). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company within a reasonable time of a claim of which a Responsible Officer has received written notice shall not relieve the Company of its obligations hereunder, except to the extent such failure shall materially prejudice the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence or bad faith. In addition, the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The payment obligations of the Company under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. For purposes of this section, such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(iv) hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08      Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders constituting a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may, at the expense of the Company, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders owning at least 10% in aggregate principal amount of the then outstanding Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with Section 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee (including its agents and counsel) hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09      Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, and such successor Trustee may adopt the certificate of authentication of any predecessor with respect to securities that have been authenticated by the predecessor but not delivered, and such certificate shall have full force for the purposes of this Indenture.

SECTION 7.10      Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements and comply with Sections 310(a) and (b) of the TIA. Each successor Trustee shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, subject to supervision or examination by Federal or state authority; provided that if Section 310(a) of the TIA or the rules and regulations of the Commission under the TIA at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the TIA, this Section 7.10 shall be automatically deemed amended to permit a corporation organized and doing business under the laws of any such jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.11      Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to and comply with TIA Section 311 to the extent required thereby.

                                 ARTICLE EIGHT

                 [THIS ARTICLE HAS BEEN INTENTIONALLY OMITTED]

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01      Termination of the Company's Obligations.

                  (A) The Company may terminate its, and its Guarantors', obligations under the Securities and this Indenture, except those obligations referred to in Section 9.01(B), if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment United States Legal Tender or non-callable United States Government Obligations, or a combination thereof, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 9.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, United States Legal Tender or non-callable United States Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay and discharge the principal and interest on the outstanding Securities to maturity or redemption, as well as the Trustee's fees and expenses; provided that the Trustee shall have been irrevocably instructed to apply such United States Legal Tender to the payment of said principal and interest with respect to the Securities; provided further that no deposits made pursuant to this Section 9.01(b) shall cause the Trustee to have a conflicting interest as defined in and for the purposes of the TIA; provided further that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                  (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facility or any other material instrument to which the Company is a party or by which it is bound (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence);

                  (d) the Company shall have paid all other sums payable by it hereunder; and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 9.05 and 9.06
shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  (B) The Company may not discharge any of its obligations with regard to outstanding Securities or discharge any of the obligations of the Guarantors with regard to the Subsidiary Guarantees that relate to:

                  (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust referred to below;

                  (b) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

                  (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

                  (d) the Legal Defeasance obligations contained in this Article Nine.

SECTION 9.02      Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 9.03.

                  (b) Upon exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and, if it so selects, each of the Guarantors, shall, subject to the satisfaction of the conditions set forth in
Section 9.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

                  (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due;

                  (ii) the Company's obligations with respect to such Securities under Article Two and Section 4.02 hereof;

                  (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

                  (iv)     this Article Nine.

                  Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03 hereof, be released from its obligations under the covenants contained in Sections 4.03 through 4.06, inclusive, Sections 4.08 through 4.10, inclusive, Sections 4.12 through 4.20, inclusive, and Article Five hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(iii) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 9.03 hereof, Sections 6.01(iv), 6.01(v) and 6.01(vi) shall not constitute Events of Default.

SECTION 9.03      Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 9.02(b) or 9.02(c) hereof to the outstanding Securities:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

                  (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default arising in connection with the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                  (f) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) the Company must deliver to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company.

SECTION 9.04      Application of Trust Money.

                  The Trustee or Paying Agent shall hold in trust United States Legal Tender or United States Government Obligations deposited with it pursuant to this Indenture, and shall apply the deposited United States Legal Tender and the money from United States Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. Unless otherwise agreed in writing between the Company and the Trustee, the Trustee shall deposit any United States Legal Tender that it holds pursuant to this Indenture for a period longer than one Business Day in an overnight money market account at any bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $250 million. All interest earned on such funds held in the account shall be remitted to the account.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Legal Tender or United States Government Obligations deposited pursuant to Section
9.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any United States Legal Tender or United States Government Obligations held by it as provided in Section 9.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.05      Repayment to Company.

                  Subject to this Article Nine, the Trustee and the Paying
Agent shall promptly pay to the Company upon request any excess United States Legal Tender or United States Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 9.06      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States Legal Tender or United States Government Obligations in accordance with this Article Nine by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such United States Legal Tender or United States Government Obligations in accordance with this Article Nine; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States Legal Tender or United States Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01     In General.

                  Except as provided in Sections 10.02, 10.03 and 10.04, this Indenture or the Securities may be amended, supplemented or otherwise modified with the consent of the Company and the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities.)

                  It shall not be necessary for the consent of the Holders under this Section 10.03 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 10.02     Without Consent of Holders.

                  The Company, each Guarantor and the Trustee may amend, supplement, waive or otherwise modify provisions of this Indenture, the Securities or the Guarantees without notice to or consent of any Holder:

                  (a) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provisions in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions taken pursuant to this clause (a) do not, in the opinion of the Trustee, adversely affect the interests of the Holders in any material respect;

                  (b) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or any Guarantor in this Indenture and in the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

                  (c) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor or to make any change that does not adversely affect the legal rights under the Indenture of any such Holder;

                  (d) to provide for uncertificated Securities in addition to or in place of the certificated Securities;

                  (e) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

                  (f) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the TIA;

                  (g) to release any Guarantor from its Guarantee (including in connection with a sale of all of the Capital Stock or all or substantially all of the assets of such Guarantor) pursuant to the requirements of Section 11.06 or to add a Guarantor pursuant to the requirements of Section 4.23; or

                  (h) to provide for the issuance of Securities subsequent to the Issue Date pursuant to Section 2.02.

                  In formulating its opinion on the matters in clause (a), the Trustee will be entitled to be provided with and rely on such evidence as it deems appropriate, including, without limitation, on an Opinion of Counsel.

SECTION 10.03     With Majority Consent of Holders.

                  Subject to Sections 6.07 and 10.01, the Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities), or waive any existing default or compliance with any provision hereof or thereof, with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

                  Notwithstanding the preceding paragraph, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the repurchase of Securities at the Holders' option under Sections 4.05 or 4.14);

                  (c) reduce the rate of or change the time for payment of interest on any Security;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Security payable in money other than that stated in the Securities;

                  (f)      make any change in the provisions of Section 6.04;

                  (g) waive a redemption payment with respect to any Security (other than a payment required by one of the covenants described under Section 4.05 or 4.14); or

                  (h) make any change in the preceding amendment and waiver provisions.

                  It shall not be necessary for the consent of the Holders under this Section 10.03 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
10.03 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.04     Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.05     Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 10.03. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.06     Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.07     Trustee to Sign Amendments, etc.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                 ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01     Unconditional Guarantee.

                  Each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, and in the case of any extension of time of payment, or renewal of any securities, the same shall be paid in full when due or performed in accordance with the terms of such extension or renewal, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or a Guarantor, any amount paid by the Company or a Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 11.02     Severability.

                  (a) In case any provision of this Article Eleven shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (b) No stockholder, member, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Note Guarantee by reason of his, her or its status as such stockholder, member, officer, director, employee or incorporator.

SECTION 11.03     Limitation of Guarantor's Liability.

                  Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantee pursuant to this Article Eleven does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agrees that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to Section 11.04, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

SECTION 11.04     Execution of Guarantee.

                  Each Guarantor hereby agrees to execute a guarantee to be endorsed on and made a part of each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a guarantee. Each such guarantee shall be signed on behalf of each Guarantor by its Officer prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such guarantee on behalf of such Guarantor. Such signature upon the guarantee may be a manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the guarantee, and in case such Officer who shall have signed the guarantee shall cease to be such Officer before the Security on which such guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.05     [Intentionally omitted].

SECTION 11.06     Release of Guarantor from Subsidiary Guarantee.

                  The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or any Holder: (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition, in accordance with Section 4.05; or (b) in connection with any sale of all of the Capital Stock of a Guarantor, provided the Company applies the Net Proceeds of that sale in accordance with Section 4.05; or (c) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

                  In addition, concurrently with any Legal Defeasance or Covenant Defeasance, the Guarantors shall be released from all of their Obligations under their Subsidiaries' Guarantees.

                                 ARTICLE TWELVE

                 [THIS ARTICLE HAS BEEN INTENTIONALLY OMITTED]

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01     Trust Indenture Act Controls.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of any indenture subject to the TIA. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified; provided that this Section shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

                  The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02     Notices.

                  Any notice or communication shall be sufficiently given if in writing (which may be via facsimile) and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                  if to the Company and the Guarantors:

                  Worldwide Flight Services, Inc.
                  1001 West Euless Boulevard, Suite 320
                  Euless, Texas  76040

                  Attention:  Chief Financial Officer

                  Facsimile:  (817) 963-8479
                  Telephone:  (817) 931-5189

                  with copies to:

                  Schulte Roth & Zabel LLP
                  900 Third Avenue, 23rd Floor
                  New York, New York  10022

                  Attention:  Frederic L. Ragucci, Esq.

                  Facsimile:  (212) 593-5955
                  Telephone:  (212) 756-2000

                  if to the Trustee:  Van Brown

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York  10286

                  Attention:  Corporate Trust Administration

                  Facsimile:  (212) 815-5915
                  Telephone:  (212) 815-6286

                  Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed, first-class, postage prepaid, to a Holder, including any notice delivered in connection with TIA
Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to such Holder at the address set forth on the list maintained pursuant to Section 2.05 and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice.

SECTION 13.03     Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04     Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture after the date hereof, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with, and such other opinions as the Trustee may reasonably require.

SECTION 13.05     Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06     Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07     Governing Law.

                  This Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 13.08     No Recourse Against Others.

                  No director, officer, employee, stockholder or member of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.09     Successors.

                  All agreements of a party to this Indenture contained in this Indenture shall bind such party's successors.

SECTION 13.10     Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11     Severability.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12     No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13     Legal Holidays.

                  If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 13.14 No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 13.15     Table of Contents, Headings, etc.

                  The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions hereof.

      [Remainder of page intentionally left blank; signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                 COMPANY:

                                 WORLDWIDE FLIGHT SERVICES, INC.

                                 By:    /s/ Peter A. Pappas
                                    -----------------------------------------
                                        Name: Peter A. Pappas
                                        Title: Chief Executive Officer

                                 GUARANTORS:

                                 WORLDWIDE FLIGHT FINANCE COMPANY

                                 By:    /s/ Peter A. Pappas
                                    -----------------------------------------
                                        Name: Peter A. Pappas
                                        Title: President

                                 WORLDWIDE FLIGHT SECURITY SERVICE
                                 CORPORATION

                                 By:    /s/ Peter A. Pappas
                                    -----------------------------------------
                                        Name: Peter A. Pappas
                                        Title: President

                                 MIAMI INTERNATIONAL AIRPORT CARGO
                                 FACILITIES & SERVICES, INC.

                                 By:    /s/ Peter A. Pappas
                                    -----------------------------------------
                                        Name: Peter A. Pappas
                                        Title: President


                                 MIAMI AIRCRAFT SUPPORT, INC.

                                 By:    /s/ Peter A. Pappas
                                    -----------------------------------------
                                        Name: Peter A. Pappas
                                        Title: President

                                 INTERNATIONAL ENTERPRISES GROUP, INC.

                                 By:    /s/ Peter A. Pappas
                                    -----------------------------------------
                                        Name: Peter A. Pappas
                                        Title: President

                                    TRUSTEE:

                                    THE BANK OF NEW YORK


                                    By:    /s/ Van K. Brown
                                       ---------------------------------------
                                           Name: Van K. Brown
                                           Title: Assistant Vice President

                                                                       EXHIBIT A

                         WORLDWIDE FLIGHT SERVICES, INC.
                     12 1/4% Senior Note due 2007, Series A

                                                        CUSIP Number: 981587 AA6

No. 1                                                               $130,000,000

                  WORLDWIDE FLIGHT SERVICES, INC., a Delaware corporation (the "COMPANY", which term includes any successor), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Thirty Million Dollars ($130,000,000.00), on August 15, 2007.

                  Interest Payment Dates: February 15 and August 15, commencing on February 15, 2000.

                  Interest Record Dates: February 1 and August 1.

                  Reference is made to the further provisions of this Security contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                 WORLDWIDE FLIGHT SERVICES, INC.

                                 By:    /s/ Peter A. Pappas
                                    -----------------------------------------
                                        Name: Peter A. Pappas
                                        Title: Chief Executive Officer

Dated:  August 12, 1999

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 12 1/4% Senior Notes due 2007, Series A, described in the within-mentioned Indenture.

Dated:  August 12, 1999

                                            THE BANK OF NEW YORK,
                                                as Trustee


                                 By:
                                    -----------------------------------------
                                    Authorized Signatory




                                    Exh. A-3

                             [REVERSE OF SECURITY]


                        WORLDWIDE FLIGHT SERVICES, INC.


                     12 1/4% Senior Note due 2007, Series A

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
         (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
         (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
         (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT





                                    Exh. A-4

EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.




                                    Exh. A-5

1.       Interest.

                  The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 12, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  In addition, after giving effect to any applicable grace period, the Company shall pay interest on overdue principal and on overdue installments of interest to the extent lawful from time to time on demand, in each case at the rate borne by this Security.

                  The Securities are not entitled to the benefit of any mandatory sinking fund.

2.       Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in United States Legal Tender (as defined in the Indenture referred to below). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such United States Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.       Indenture.

                  The Company issued the Securities under an Indenture, dated as of August 12, 1999 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 1/4% Senior Notes due 2007 issued under the Indenture. The aggregate principal amount of Securities which may be issued under the Indenture is limited (except as otherwise provided in the Indenture) to $300.0 million in one or more series; provided that the aggregate principal amount of Initial Securities on the Issue Date shall not exceed $130.0 million. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, to the extent permitted by law, the terms of the Indenture shall control.

5.       Guarantee.

                  The obligations of the Company hereunder are guaranteed on a senior basis by the Guarantors.




                                    Exh. A-6

6.       Optional Redemption.

                  The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, after August 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 15, of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                           YEAR                           PERCENTAGE
                           -----------------------        ----------
                           2003 ..................        106.125%
                           2004...................        104.594%
                           2005...................        103.063%
                           2006...................        101.531%
                                                          --------
                           2007 and thereafter....        100.000%

7.       Optional Redemption upon Public Equity Offerings.

                  At any time, or from time to time, on or prior to August 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the initial aggregate principal amount of Securities issued on the Issue Date, at a redemption price equal to 112.250% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption; provided that at least 65% of the initial aggregate principal amount of Securities issued in the Offering remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

                  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, in which the gross proceeds to the Company are at least $20.0 million.

8.       Selection and Notice of Redemption.

                  In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

9.       Change of Control Offer.

                  Following the occurrence of a Change of Control, the Company shall, within 30 days, make a Change of Control Offer for all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control




                                    Exh. A-7

Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

10.      Limitation on Disposition of Assets.

                  The Company is, subject to certain conditions, obligated to make an Asset Sale Offer for Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Payment Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the excess proceeds of certain asset dispositions.

11.      Denominations; Transfer; Exchange.

                  The Securities are in registered, global form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

12.      Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.      Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the Company, any Guarantor and the Trustee may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell





                                    Exh. A-8
assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

17.      Defaults and Remedies.

                  If an Event of Default arising from certain events of bankruptcy or insolvency occurs and is continuing, the Securities then outstanding shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, may declare all the Notes due and payable in the manner provided therefore in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates as if it were not the Trustee.

19.      No Recourse Against Others.

                  No director, officer, employee, stockholder or incorporator of the Company or any Guarantor, as such, shall have any liability for any obligation of the Company or the Guarantors under the Securities or the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.      Registration Rights.

                  Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall




                                    Exh. A-9
have the right to exchange this Security for a 12 1/4% Senior Note due 2007, Series B, of the Company which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

24.      Governing Law.

                  The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                  [Remainder of page intentionally left blank]




                                   Exh. A-10

                              [FORM OF GUARANTEE]

                                SENIOR GUARANTEE

                  Each of the Guarantors (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such guarantee being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

                  The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                         [Signatures on the following page]




                                   Exh. A-11

                                  GUARANTORS:

                                  WORLDWIDE FLIGHT FINANCE COMPANY

                                  By:
                                     ---------------------------------------
                                       Name:
                                       Title:

                                  WORLDWIDE FLIGHT SECURITY SERVICE
                                  CORPORATION

                                  By:
                                     ---------------------------------------
                                       Name:
                                       Title:

                                  MIAMI INTERNATIONAL AIRPORT CARGO
                                  FACILITIES & SERVICES, INC.

                                  By:
                                     ---------------------------------------
                                       Name:
                                       Title:

                                  MIAMI AIRCRAFT SUPPORT, INC.

                                  By:
                                     ---------------------------------------
                                       Name:
                                       Title:

                                  INTERNATIONAL ENTERPRISES GROUP, INC.

                                  By:
                                     ---------------------------------------
                                       Name:
                                       Title:



                                   Exh. A-12

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

-------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint
                       --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                     Signed:
      -------------------         ------------------------------------
                                   (Signed exactly as name appears
                                  on the other side of this Security)

Signature Guarantee:
                    -------------------------------------
         Participant in a recognized Signature Guarantee
         Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)




                                   Exh. A-13

         OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to [Section 4.05] or [Section 4.14] of the Indenture, state the amount: $
                              ----------

Dated:                                    Your Signature:
      -------------------                                -----------------------
                                          Signed exactly as name appears
                                          on the other side of this Security)

Signature Guarantee:


------------------------------

                              SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                   Exh. A-14

                                                                      EXHIBIT B

                          [FORM OF SERIES B SECURITY]




                        WORLDWIDE FLIGHT SERVICES, INC.
                     12 1/4% Senior Note due 2007, Series B


                                                      CUSIP Number: ___________

No. ___                                                            $130,000,000


                  WORLDWIDE FLIGHT SERVICES, INC., a Delaware corporation (the "Company", which term includes any successor), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Thirty Million Dollars ($130,000,000.00), on August __, 2007.

                  Interest Payment Dates: February 15 and August 15, commencing on February 15, 2000.

                  Interest Record Dates: February 1 and August 1.

     Reference is made to the further provisions of this Security contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                                    Exh. B-1

                             (REVERSE OF SECURITY)


                        WORLDWIDE FLIGHT SERVICES, INC.


                     12 1/4% Senior Note due 2007, Series B

1.       Interest.

                  The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 12, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  In addition, the Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by this Security.

                  The Securities are not entitled to the benefit of any mandatory sinking fund.

2.       Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in United States Legal Tender. However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such United States Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                  Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.       Indenture.

                  The Company issued the Securities under an Indenture, dated as of August 12, 1999 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 1/4% Senior Notes due 2007 issued under the Indenture. The aggregate principal amount of Securities which may be issued under the Indenture is limited (except as otherwise provided in the Indenture) to $300.0 million in one or more series; provided that the aggregate principal amount of Initial Securities on the Issue Date shall not exceed $130.0 million. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time

                                   Exh. B-2
as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. In the event of any inconsistency between the terms of this security and the terms of this Indenture, to the extent permitted by law, the terms of the Indenture shall control.

5.       Guarantee.

                  The obligations of the Company hereunder are guaranteed on a senior basis by the Guarantors.

6.       Optional Redemption.

                  The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after August 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 15, of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                           YEAR                               PERCENTAGE
                           -----------------------------      ------------------
                           2003...........................    106.125%
                           2004...........................    104.594%
                           2005...........................    103.063%
                           2006...........................    101.531%
                           2007 and thereafter............    100.000%


7.       Optional Redemption upon Public Equity Offerings.

                  At any time, or from time to time, on or prior to August 15, 2002, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the initial aggregate principal amount of Securities issued in the Offering, at a redemption price equal to 112.250% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption; provided that at least 65% of the initial aggregate principal amount of Securities issued in the Offering remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

                  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, in which the gross proceeds to the Company are at least $20.0 million.

8.       Selection and Notice of Redemption.

                  In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of


                                   Exh. B-3
redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

9.       Change of Control Offer.

                  Following the occurrence of a Change of Control, the Company shall, within 30 days, make a Change of Control Offer for all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

10.      Limitation on Disposition of Assets.

                  The Company is, subject to certain conditions, obligated to make an Asset Sale Offer for Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Payment Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the excess proceeds of certain asset dispositions.

11.      Denominations; Transfer; Exchange.

                  The Securities are in registered, global form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

12.      Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.      Legal Defeasance and Covenant Defeasance.

                  The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

15.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the

                                   Exh. B-4
consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the Company, any Guarantor and the Trustee may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

17.      Defaults and Remedies.

                  If an Event of Default arising from certain events of bankruptcy or insolvency occurs and is continuing, the Securities then outstanding shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, may declare all the Notes due and payable in the manner provided therefore in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates as if it were not the Trustee.

19.      No Recourse Against Others.

                  No director, officer, employee, stockholder or incorporator of the Company or any Guarantor, as such, shall have any liability for any obligation of the Company or the Guarantors under the Securities or the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


                                   Exh. B-5

22.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.      Governing Law.

                  The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect of applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

      [Remainder of page intentionally left blank; signature page follows]


                                   Exh. B-6

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                   WORLDWIDE FLIGHT SERVICES, INC.

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

Dated:  August 12, 1999

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 12 1/4% Senior Notes due 2007, Series B, described in the within-mentioned Indenture.

Dated:  August 12, 1999

                                   THE BANK OF NEW YORK,
                                      as Trustee

                                   By:
                                      -----------------------------------------
                                      Authorized Signatory


                                   Exh. B-7

                              [FORM OF GUARANTEE]


                                SENIOR GUARANTEE


                  The Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such guaranty being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

                  The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                      [                               ]

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    Exh. B-8

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


-------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                                 Signed:
      ------------------                      ---------------------------------
                                              (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:

--------------------
                  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)


                                   Exh. B-9

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05       ]
Section 4.14       ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to [Section 4.05] or [Section 4.14] of the Indenture, state the amount: $_____________

Dated:                        Your Signature:
       ------------------                    ----------------------------------
                                             (Signed exactly as name appears
                                            on the other side of this Security)

Signature Guarantee:

-------------------------

                              SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   Exh. B-10

                                                                      EXHIBIT C

                      FORM OF LEGEND FOR GLOBAL SECURITIES

                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.